APPENDIX A

                                    Annual Fee                Annual Fee
                                    prior to con-             after con-
                                    version to a              version to a
                                    Two-Tiered                Two-Tiered
                                    Mutual Fund               Mutual Fund
NAME OF FUND                        Structure                 Structure

The 59 Wall Street
Pacific Basin
Equity Fund                         0.15%                       0.125%

The 59 Wall Street
European Equity
Fund                                0.15%                       0.125%

The 59 Wall Street
U.S. Equity Fund                    0.15%                       0.125%

The 59 Wall Street
Inflation-Indexed
Securities Fund                     0.10%                       0.075%

The 59 Wall Street
International Equity
Fund1                               0.15%                       0.125%

The 59 Wall Street
Tax-Efficient
U.S. Equity Fund2                   0.15%                       0.125%

The 59 Wall Street
Opportunities Fund3                 0.15%                       0.125%

The 59 Wall Street
High Yield Fixed Income Fund4       N/A                         0.075%

The 59 Wall Street
Broad Market Fixed IncomeFund4      N/A                         0.075%

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1Added August 23, 1994.
2Added August 11, 1998.
3Added August 10, 1999. Not currently operational.
4Added May 9, 2000.